Exhibit 1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

RULE 13d-2(a)

(Amendment No. 1)1

Xerox Corporation

(Name of Issuer)

Common Stock, $1 par value

(Title of Class of Securities)

984121 60 8

(CUSIP Number)

Darwin Deason

5956 Sherry Ln, Suite 800

Dallas, TX 75225

(214) 378 3600

ROBERT J. LECLERC

KING & SPALDING LLP

1185 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

(212) 556-2204

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

January 22, 2018

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box ☒.

Note. Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

 _______________________________________

1              The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)

1	NAME OF REPORTING PERSONS Darwin Deason
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS OO (see Item 3)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 15,322,341*
	8	SHARED VOTING POWER -0-
	9	SOLE DISPOSITIVE POWER 15,322,341*
	10	SHARED DISPOSITIVE POWER -0-
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 15,322,341*
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 6.0%
14	TYPE OF REPORTING PERSON IN

* Includes 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share.

This amendment No. 1 to Schedule 13D relates to the Schedule 13D filed on January 17, 2018 (the “Original Schedule 13D”) by the Reporting Person (“Amendment No. 1”). Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings set forth in the Original Schedule 13D.

Item 4.	Purpose of Transaction.

Item 4 is hereby amended to add the following:

On January 22, 2018, Carl Icahn issued a joint statement with Darwin Deason regarding the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference (the “Joint Statement”).

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018.

Item 5.	Interest in Securities of the Issuer.

Item 5(a) is hereby amended to add the following:

The Reporting Person may be deemed to beneficially own, in the aggregate, 15,322,341 Shares, including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, representing approximately 6.0% of the Issuer's outstanding Shares (based upon the 254,586,109 Shares stated to be outstanding as of September 30, 2017 by the Issuer in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Securities and Exchange Commission on October 30, 2017).

The Reporting Person has agreed to act in concert with Mr. Carl Icahn and his affiliates with respect to the matters described in the Joint Statement and their contemplated joint solicitation of proxies for the Issuer’s 2018 annual meeting. Based on the foregoing, the Reporting Person and Mr. Icahn and his affiliates have formed a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”). The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Reporting Person and all of the Shares beneficially owned by Mr. Icahn and his affiliates. Such group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act), in the aggregate, 40,079,843 Shares, constituting approximately 15.74% of the 254,586,109 Shares outstanding (based upon the 254,586,109 Shares stated to be outstanding as of September 30, 2017 by the Issuer in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Securities and Exchange Commission on October 30, 2017). However, the Reporting Person expressly disclaims beneficial ownership of the 24,757,502 Shares beneficially owned by Mr. Icahn and his affiliates. The Reporting Persons expressly retain the sole voting and investment power of the Shares that the Reporting Persons beneficially own. Mr. Icahn and his affiliates have filed a separate Schedule 13D with respect to their interests.

Item 6.	Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

Item 6 is hereby amended to add the following:

The disclosure set forth above in Item 4 is incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Item 7 is hereby amended to add the following exhibit:

99.1	Joint Statement dated January 22, 2018.

SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: January 22, 2018

By:	/s/ Darwin Deason
Darwin Deason

Exhibit 1

Contact:
Icahn Capital LP	Deason Capital Services, LLC
Susan Gordon	Jennifer Cole
(212) 702-4309	(214) 378 3600

CARL ICAHN AND DARWIN DEASON RELEASE JOINT STATEMENT REGARDING XEROX CORPORATION

New York, New York, January 22, 2018 – Today Carl Icahn and Darwin Deason released the following joint statement regarding Xerox Corporation (NYSE: XRX):

We are the first and third largest shareholders of Xerox, beneficially owning collectively over 40 million shares of the company’s common stock, constituting over 15% of the outstanding shares. Because we are completely aligned regarding our views on the following subjects, we have agreed to act in concert and have formed a “group” with respect to the contemplated solicitation of proxies to elect 4 new individuals to the board of directors at the 2018 annual meeting of Xerox’s shareholders –

•	In light of the recent accounting scandal at Fuji Xerox, the joint venture should be terminated or renegotiated to make it more favorable to Xerox;

•	Xerox should immediately commence a process with new independent advisors to explore strategic alternatives;

•	Xerox should immediately disclose the agreements governing the Fuji Xerox joint venture;

•	CEO Jeff Jacobson, a member of the Xerox “old guard,” is incapable of creating long-term value for Xerox shareholders and should be replaced immediately; and

•	If the “old guard” directors are unwilling to make the tough decisions necessary to prevent the Xerox ship from sinking, then they must be replaced as well.

The Wall Street Journal recently reported that Xerox is in talks with Fujifilm regarding an array of potential transactions that may or may not include a change of control of Xerox. We are not predisposed to approve or disapprove of any such transaction, whether with Fuji or any other party. But if Xerox is indeed exploring a transaction with Fuji that may result in a change of control (which to our view would make sense since we, like many others, believe consolidation in this industry is inevitable), then we implore the “old guard” directors – who have historically lacked the intestinal fortitude to challenge and demand accountability from Xerox management – to not do us all the tremendous disservice of allowing Jeff Jacobson to lead the negotiations. He is neither qualified nor capable of successfully running this company, let alone negotiating a major strategic transaction that will do more than save his own job.

Unfortunately, we have little faith that Xerox’s “old guard” directors will listen to us, which is why real change is needed now more than ever. Every day that the “old guard” remains in power – feebly overseeing the company’s steady decline – is a waste of time that could inevitably erode the value of our investment down to nothing. We simply cannot wait any longer for things to change. We must act before it is too late.

Stay tuned, fellow shareholders. This is just the beginning.

CARL C. ICAHN	DARWIN DEASON

*******

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018.